Exhibit 10.14

AMENDED AND RESTATED

MANAGING GENERAL AGENCY AGREEMENT

Entered into by and between

REPUBLIC LLOYDS

REPUBLIC-VANGUARD INSURANCE COMPANY

SOUTHERN COUNTY MUTUAL INSURANCE COMPANY

SOUTHERN INSURANCE COMPANY

(collectively referred to herein as “Company”)

and

TEXAS GENERAL AGENCY, INC.

(referred to herein as “General Agent”)

Effective Date: January 1, 2006

This Amended and Restated Managing General Agency Agreement, including attached Addenda, as amended, (“Amended and Restated Agreement”) dated as of January 1, 2006 by and between Republic Lloyds, a Texas Lloyd plan insurer, Republic-Vanguard Insurance Company, an Arizona corporation, Southern County Mutual Insurance Company, a Texas county mutual insurer, and Southern Insurance Company, a Texas corporation (collectively referred to herein as “Company”) and Texas General Agency, Inc., a Texas corporation, (referred to herein as “General Agent”).

Witnesseth

Whereas, Company and General Agent have heretofore entered into a Managing General Agency Agreement, effective January 1, 1993 (the “Original Agreement”); and

Whereas, the Original Agreement subsequently was amended by amendments as follows: Amendment No. 1, effective January 1, 1993; Amendment No. 2, effective January 1, 1994; Amendment No. 3, effective July 1, 1997; Amendment No. 4, effective January 1, 1998; Amendment No. 5, effective January 1, 1993; Amendment No. 6, effective March 1, 2001; Amendment No. 7, effective July 1, 2000 and Amendment No. 8, effective January 1, 2003 (collectively the “Amendments”); and

Whereas, the Original Agreement subsequently was amended by addenda as follows: Addendum A, effective January 1, 1993; Amendment No. 1 to Addendum A, effective January 1, 1994; Amendment No. 2 to Addendum A, effective January 1, 1994; Amendment No. 3 to Addendum A, effective January 1, 1996; Amendment No. 4 to Addendum A, effective December 15, 1996; Amendment No. 5 to Addendum A, effective January 1, 1998; Amendment No. 6 to Addendum A, effective January 1, 1999; Amendment No. 7 to Addendum A, effective January 1, 2000; Amendment No. 8 to Addendum A, effective January 1, 2001; Amendment No. 9 to Addendum A, effective January 1, 2002; Amendment No. 10 to Addendum A, effective January 1, 2003; Amendment No. 11 to Addendum A, effective July 1, 2003; Amendment No. 12 to Addendum A, effective January 1, 2004; Amendment No. 13 to Addendum A, effective January 1, 1993; Addendum B, effective January 1, 1999; and Amendment No. 1 to Addendum B, effective April 1, 2001 (individually “Addendum” and collectively “Addenda”), each of which such Addendum is attached to this Amended and Restated Agreement; and

Whereas, contingent upon the Hallmark Closing, Company and General Agent desire to amend and restate the Original Agreement in its entirety as set forth in this Amended and Restated Agreement to provide for, among other things, (i) the incorporation of the Amendments into the body text of this Amended and Restated Agreement, (ii) the extension of the term of this Amended and Restated Agreement and modification of the related termination and renewal provisions, (iii) setting of a maximum volume of business to be produced pursuant to this Amended and Restated Agreement, (iv) a non-competition provision and (v) commission rates; and

Whereas, it is the intent of Company and General Agent that the Addenda attached hereto shall continue in force as set forth in each Addendum, as amended, and constitute a part of and are incorporated into this Amended and Restated Agreement:

Now, Therefore, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and contingent upon the Hallmark Closing, Company and General Agent hereby amend and restate the Original Agreement in its entirety and agree as follows:

Article 1 - Definitions

1.1 “Amended and Restated Agreement” shall mean this Amended and Restated Managing General Agency Agreement, including all Addenda hereto, as amended from time to time.

1.2 “Authorized Business” means lines of insurance and coverages, with the authority, limitations and underwriting guidelines, as set forth on the Authorized Business Addendum attached to and incorporated into this Amended and Restated Agreement by reference.

1.3 “Collected Net Written Premium” means Net Written Premium that is actually collected by Company.

1.4 “Company” shall have the meaning set forth in the preamble of this Amended and Restated Agreement.

1.5 “Earned Premiums” means Net Written Premium for Policies allocated to an Underwriting Year, less the unearned portion thereof as of the effective date of calculation, it being understood and agreed that all premiums for Policies allocated to an Underwriting Year shall be credited to that Underwriting Year.

1.6 “Effective Date” means the effective date of this Amended and Restated Agreement and shall be January 1, 2006.

1.7 “General Agent” shall have the meaning set forth in the preamble of this Amended and Restated Agreement.

1.8 “Hallmark Closing” shall have the meaning set forth in Article 2 of this Amended and Restated Agreement.

1.9 “Installment Billing Fees” means the sum of the amounts identified as billing fees charged by General Agent to policyholders on behalf of Company for processing installment payments on Policies.

1.10 “Loss Adjustment Expenses” means expenses assignable to the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of specific claims, regardless of how such expenses are classified for statutory reporting purposes. Loss Adjustment Expenses shall include, but not be limited to, interest on judgments, expenses of outside adjusters, ex gratia payments and declaratory judgment expenses or other legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, but shall not include office expenses or salaries of Company’s or General Agent’s regular employees.

1.11 “Losses Incurred” means losses and Loss Adjustment Expenses paid as of the effective date of calculation, plus the reserves for losses and Loss Adjustment Expenses outstanding as of the same date, plus the debit or minus the credit from the preceding Underwriting Year, it being understood and agreed that all losses and related Loss Adjustment Expenses under Policies allocated to an Underwriting Year shall be charged to that Underwriting Year, regardless of the date said Losses actually occur.

1.12 “Loss Ratio” means the ratio derived by dividing Losses Incurred on Policies by Earned Premiums on Policies.

1.13 “Net Written Premium” means gross written premium on Policies, [**], less cancellations and returned premiums.

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1.14 “Original Agreement” means the Managing General Agency Agreement, including all addenda thereto, as amended from time to time by and between Company and General Agent, with an effective date of January 1, 1993.

1.15 “Policy” (or the plural “Policies”) means any binder, policy, endorsement, certificate, or proposal for insurance produced and issued pursuant to this Amended and Restated Agreement that binds Company.

1.16 “Policy Fees” mean the sum of amounts charged to policyholders on behalf of Company, which [**].

1.17 “Regulations” mean federal and state statutes, laws, rules, regulations, or orders which govern or regulate the operations or actions of Company, General Agent, Sub-Agent or Reinsurer.

1.18 “Reinsurance Agreements” means those certain reinsurance agreements, as may be amended from time to time, by and between Company and Republic Underwriters Insurance Company reinsuring the Authorized Business.

1.19 “Retrocession Agreement” means that certain reinsurance agreement, as may be amended from time to time, by and between Republic Underwriters Insurance Company and Reinsurer, reinsuring the Authorized Business.

1.20 “Reinsurer” means those companies subscribing to certain reinsurance agreements covering the Authorized Business produced by General Agent.

1.21 “Sub-Agent” means any person or entity licensed as an insurance agent who acts in compliance with Regulations as a sub-producer for General Agent and Policies are issued as a result.

1.22 “Underwriting Year” means the period beginning 12:01 a.m., Central Standard Time, January 1 of a calendar year to 12:01 a.m., Central Standard Time, January 1, of the following calendar year, and each such 12-month period (or portion thereof) shall be a separate Underwriting Year.

1.23 “Unearned Premiums” means that portion of Net Written Premiums and Policy Fees not earned because the Policy term has not expired as of the date for which the calculation is made.

Article 2 – Hallmark Closing

The effectiveness of this Amended and Restated Agreement is contingent upon the consummation of the purchase by Hallmark Financial Services, Inc. of Texas General Agency, Inc. and certain of its subsidiaries and the approval of such purchase by appropriate regulatory authorities on or prior to March 31, 2006 (the “Hallmark Closing”). Upon the occurrence of the Hallmark Closing, this Amended and Restated Agreement shall be deemed effective as of the Effective Date. In the event the Hallmark Closing does not occur, this Amended and Restated Agreement shall not become effective and shall be deemed null and void ab initio, and the Original Agreement shall continue in effect pursuant to its terms and provisions.

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Article 3 – Appointment; Independent Contractor

Relationship

3.1 Appointment. Company has heretofore appointed General Agent to act as its managing general agent, as defined in Chapter 4053 et seq., Managing General Agents, Texas Insurance Code.

3.2 Independent Contractor. General Agent shall act as an independent contractor, and Company shall have no right of control over General Agent as to the time, means, or manner of General Agent’s performance or the conduct of its business within the authority granted by this Amended and Restated Agreement. General Agent shall furnish and maintain, at [**], the office and office equipment, vehicles, telephone service, books of accounts, clerks and employees deemed by it as necessary or desirable to the carrying on and promoting of the business of General Agent and shall [**]. Nothing contained in this Amended and Restated Agreement is intended to nor shall it be construed as creating the relationship of employer and employee, nor partner, nor joint venturer between Company and General Agent or between Company and any Sub-Agent with whom General Agent might contract.

Article 4 – Confidentiality; Non-competition

4.1 Confidentiality.

(a) During the term of this Amended and Restated Agreement and for a period of 18 months after the termination of this Amended and Restated Agreement for any reason other than as set forth in Section 6.14(b)(i), (ii) or (iii) (“Restricted Period”), one party to this Amended and Restated Agreement (“Disclosing Party”) may reveal to the other party (“Receiving Party”) certain confidential or proprietary information related to its business operations and other information. All such information and all information related to the Authorized Business and this Amended and Restated Agreement, whether oral, written, electronic or otherwise, furnished by Disclosing Party to Receiving Party, its directors, officers, employees, agents, consultants, or representatives (“Representatives”), together with analyses, working papers, notes, compilations, studies, or other documents or records prepared by Disclosing Party or its Representatives which contain or otherwise reflect or are generated from such information, are collectively referred to herein as “Confidential Information.”

(b) Receiving Party agrees to use Confidential Information solely for the purpose of this Amended and Restated Agreement, the Reinsurance Agreement or the Retrocession Agreement (and no other purposes) and shall keep Confidential Information confidential and not disclose Confidential Information to others, except that Disclosing Party may disclose Confidential Information to its Representatives who need to know Confidential Information, or to whom such disclosure is reasonably desirable, for the sole purpose of Receiving Party’s performance under this Amended and Restated Agreement, the Reinsurance Agreement or the Retrocession Agreement.

(c) Receiving Party may disclose Confidential Information to any of its affiliates and any of their respective directors, officers, employees, agents, consultants, or representatives (each an “Authorized Recipient”) who need to know the Confidential Information solely for the purpose of Receiving Party’s performance under this Amended and Restated Agreement, the Reinsurance Agreement or the Retrocession Agreement, provided that each Authorized Recipient shall have agreed to treat such Confidential Information in accordance with the terms of this Amended and Restated Agreement as if such Authorized Recipient were Receiving Party (in the case of an entity) or a Representative (in the case of an individual) under this Amended and Restated Agreement. Receiving Party shall be responsible for any breach of this Amended and Restated Agreement by its Representatives or any if its Authorized Recipients.

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(d) Confidential Information shall not include:

(i)	information which at the time of disclosure by Disclosing Party is in the public domain or which later becomes part of the public domain through no act or omission of Receiving Party or its Representatives;

(ii)	information received by Receiving Party or its Representatives from any third party not known by Receiving Party or its Representatives to be bound by a confidentiality agreement;

(iii)	information already known by Receiving Party, provided that such information is not known by Receiving Party to be subject to another confidentiality agreement with or other obligation of secrecy to Disclosing Party;

(iv)	information independently developed by Receiving Party or its Representatives not receiving disclosure hereunder or from a source known by Receiving Party or its Representatives to be bound by a confidentiality agreement with or other obligation of secrecy to Disclosing Party; or

(v)	information that is required to be disclosed in compliance with any law or regulation, in response to any properly and lawfully issued summons or subpoena or other judicial process or at the request or demand of any governmental authority, including, any regulator, administrative arbiter or court with authority or jurisdiction over Receiving Party’s or any of its affiliates (it being agreed that Receiving Party shall promptly give Disclosing Party notice of any such request or grounds for disclosure, if permitted by applicable law).

(e) Company and General Agent acknowledge and agree that Confidential Information is valuable information to Disclosing Party and unauthorized disclosure or use of Confidential Information by Receiving Party or its Representatives may cause irreparable harm and damage to Disclosing Party, and in the event of any breach of the provisions of this Article 4, Disclosing Party shall be entitled to seek equitable relief, including injunctions and orders for specific performance, in addition to all other remedies available to it at law or in equity.

4.2 Non-competition.

(a) During the Restricted Period, Company shall not directly or indirectly solicit business which under this Amended and Restated Agreement would qualify as Authorized Business from those wholesale Sub-Agents listed on the Wholesale Sub-Agents Addendum attached to and incorporated into this Amended and Restated Agreement by reference who were Sub-Agents as of the Effective Date and with whom Company did not have a business relationship other than through General Agent prior to the Effective Date.

(b) Except as provided in subsection (a) above, during the Restricted Period, Company may directly or indirectly solicit business that includes similar or identical lines or classes of business as Authorized Business.

Article 5 – Compensation

5.1 Commissions.

(a) Commissions, as set forth in each Commission Schedule Addendum attached to and incorporated into this Amended and Restated Agreement by reference, shall be payable to General Agent and shall be General Agent’s sole and full compensation for all business placed with Company under this Amended and Restated Agreement; provided, however, commissions are payable to General Agent only to the extent premiums on Policies are collected by Company. Compensation is payable in consideration of General Agent’s performance of the duties and obligations set forth in this Amended and Restated Agreement, and includes payment for unallocated Loss Adjustment Expenses, which shall include General Agent’s internal costs for administering claims, including, but not limited to, employees’ salaries and home office expenses.

(b) General Agent shall be solely responsible and solely liable for the payment of any compensation due any Sub-Agent through whom Authorized Business is produced, and payment by Company to General Agent of any commissions due in connection with any business accepted by Company under this Amended and Restated Agreement shall satisfy any obligation or liability whatsoever on the part of Company, whether in law or equity, to make such payment to any Sub-Agent or other person or entity. If there is not a Sub-Agent to receive the designated commission on a Policy, General Agent may retain the commission.

5.2 Expenses and Return Commissions. General Agent shall be obligated for and shall pay [**], and Company shall not be liable for or obligated to pay [**] incurred by, for, or on behalf of General Agent. General Agent shall be liable for the return of commissions on return premiums at the same rate as the commissions allowed in connection with the coverage for which the return of premiums is being made. General Agent shall not, however, be required to return, as return commissions, monies greater than the total commission payable to General Agent in connection with the coverage for which the return of premium is made.

5.3 Commission Schedule Addendum. More than one Commission Schedule Addendum may be attached to this Amended and Restated Agreement, and each Commission Schedule Addendum may be amended by Company and General Agent without otherwise affecting the terms and conditions of this Amended and Restated Agreement. All such amendments shall be in writing, executed by the parties, and specify the effective date thereof.

5.4 Contingent Commission.

(a) This Amended and Restated Agreement allows for payment of a contingent commission between Company and General Agent as set forth on the attached Commission Schedule Addendum.

(b) Not withstanding any provision in this Amended and Restated Agreement to the contrary, in the event that General Agent is in default or has committed a breach of its obligations under this Amended and Restated Agreement, no contingent commission adjustment shall be paid until such time that General Agent has cured the default or breach.

(c) Not withstanding any provision in this Amended and Restated Agreement to the contrary, no contingent commission that may otherwise become due to General Agent hereunder shall be paid to General Agent until Company first has received such payment from Reinsurer.

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Article 6 - General Agent’s Authority

6.1 (a) General Agent shall have the authority and the duty to act for and on behalf of Company in all respects, insofar as necessary for General Agent to perform the functions of a managing general agent of Company, including, but not limited to, Policy issuance, accounting, billing and claims handling, subject to the terms and conditions of this Amended and Restated Agreement.

(b) General Agent shall comply with all Regulations with respect to the placement of business with Company and in carrying out its duties and obligations under this Amended and Restated Agreement. General Agent shall make every reasonable attempt to cure any unauthorized business placed with Company. General Agent shall maintain current licenses and certificates of authority as required by Regulations for the conduct of business pursuant to this Amended and Restated Agreement.

(c) Company shall have ultimate authority over business placed with Company. Company may from time to time place written restrictions upon General Agent for the business produced pursuant to this Agreement, including restrictions on premium volume, concentration of risks, forms, rates, fees, and underwriting guidelines. General Agent shall make recommendations to Company regarding such items.

(d) The Authorized Business Addendum attached to and incorporated into this Amended and Restated Agreement by reference shall set forth the authority and limitations of General Agent with regard to, but not limited to, maximum annual premium volume, basis of the rates to be charged, Authorized Business, maximum limits of liability, applicable exclusions, territorial limitations, Policy cancellation provisions, maximum Policy period and control of Policy issuance. More than one Authorized Business Addendum may be attached hereto, and each attached Authorized Business Addendum may be amended by Company, in consultation with General Agent, without otherwise affecting the terms and conditions of this Amended and Restated Agreement. All such amendments shall be in writing and specify the effective date thereof. Underwriting guidelines developed in accordance with the authority and limitations set forth in the Authorized Business Addendum shall be incorporated into this Amended and Restated Agreement by reference.

6.2 Binding Authority.

(a) General Agent shall have the authority to accept applications for, and to issue, Policies submitted by or through Sub-Agents, on forms and at rates approved by Company. General Agent shall not delegate its authority to issue Policies to any Sub-Agent or other third party, unless otherwise approved in writing by Company. Company’s approval shall be a written acknowledgement made in advance of the delegation of authority by General Agent to a Sub-Agent. General Agent’s request to Company for approval to delegate authority to a Sub-Agent shall include a copy of the agreement between General Agent and Sub-Agent which includes Sub-Agent’s authorities delegated by General Agent.

(b) General Agent shall [**].

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(c) Company may refuse to accept any application or to underwrite any risk submitted and shall have the right to cancel or non-renew any Policy, subject to Regulations and Policy provisions.

6.3 Sub-Delegation of Authority, [**].

(a) General Agent shall have authority to recruit, contract with, manage, train, and supervise Sub-Agents, as producing agents acting for and on behalf of General Agent. However, no Sub-Agent shall be appointed nor shall an appointed Sub-Agent be terminated by General Agent, except upon notice to and the consent of Company. GENERAL AGENT [**].

(b) General Agent shall assure that the source of Policies produced pursuant to this Amended and Restated Agreement is properly licensed, and authorized agents as required by Regulations. General Agent shall conduct and maintain reasonable background checks of Sub-Agents. Upon discovery, General Agent shall immediately notify Company of any irregularities regarding any Sub-Agent. Company shall have the right to accept, reject or cancel any agent’s appointment recommended or made by General Agent. General Agent shall not delegate its authority to underwrite and issue Policies or any risk changing endorsements to any Sub-Agent or other entity without the written consent of Company.

(c) GENERAL AGENT SHALL COMPLY WITH ALL REGULATIONS WITH RESPECT TO ANY TERMINATION, SUSPENSION, OR REVOCATION OF AUTHORITY DELEGATED TO ANY SUB-AGENT AND SHALL INDEMNIFY AND HOLD COMPANY HARMLESS AGAINST ANY DAMAGES, LOSSES, CLAIMS, COSTS, CAUSES OF ACTION, OR EXPENSES, INCLUDING ATTORNEYS’ FEES, ARISING DIRECTLY OR INDIRECTLY, OUT OF OR IN CONNECTION WITH ANY ACTION TAKEN OR NOT TAKEN BY GENERAL AGENT OR SUB-AGENT IN THIS REGARD, EXCEPT FOR ANY SUCH ACTION TAKEN OR NOT TAKEN SOLELY AT THE WRITTEN DIRECTION OF COMPANY. GENERAL AGENT SHALL INDEMNIFY AND HOLD COMPANY HARMLESS AGAINST ANY PENALTIES AND FINES IMPOSED BY REGULATORY AUTHORITIES, INCLUDING ATTORNEYS’ FEES AND EXPENSES, ARISING DIRECTLY OR INDIRECTLY, OUT OF OR IN CONNECTION WITH COMPANY’S ACCEPTANCE OF BUSINESS FROM ANY SUB-AGENT.

(d) General Agent shall maintain in force a written contractual agreement, in a form acceptable to Company, with any Sub-Agent to whom any authority of General Agent under this Amended and Restated Agreement is delegated. Each such agreement shall expressly provide that the Sub-Agent shall have no right, claim or cause of action against Company and shall look exclusively to General Agent for the payment or satisfaction of any damages, losses, claims, costs, causes of action, or expenses, including attorney’s fees, arising, directly or indirectly, out of or in connection with, any action taken or not taken by Company or General Agent.

6.4 Agent’s Licensing.

(a) General Agent shall maintain current licenses or certificates of authority as required by Regulations for the conduct of business under this Amended and Restated Agreement.

(b) General Agent shall assure that all Sub-Agents to whom any authority of General Agent under this Amended and Restated Agreement is delegated maintain appropriate licenses, certificates of authority, and Company appointments as required by Regulations for the conduct of business under this Amended and Restated Agreement.

6.5 Collection and Distribution of Funds.

(a) Fiduciary Obligation. General Agent shall act for and on behalf of Company in collecting and receiving funds from insureds, Reinsurers, and Sub-Agents under this Amended and Restated Agreement. All such funds shall be received by General Agent in a fiduciary capacity and shall be deposited in the name of or for the benefit of Company in a separate escrow account in a bank that is a member of the Federal Reserve System and whose accounts are insured by the Federal Deposit Insurance Corporation, and shall not be commingled in any manner or fashion with funds belonging to General Agent or any third party.

(b) Agency and Direct Billing. If the Net Written Premium on a Policy is not collected in full when written, General Agent is authorized to bill and collect premiums as follows: all Policies written under this Amended and Restated Agreement may be billed and collected in full; and designated lines of insurance (defined as private passenger automobile business, dwelling fire insurance and homeowners insurance) written under this Amended and Restated Agreement may be billed and collected on a direct, installment basis according to approved underwriting guidelines and Regulations. On those premiums due and remitted to Company, General Agent is authorized to retain commissions at the rates specified in the Commission Schedule Addendum attached to and incorporated into this Amended and Restated Agreement by reference. Since direct, installment billing is authorized under this Amended and Restated Agreement, General Agent shall continue to account for and report all premiums written on direct billed policies, whether billed or not, and shall exercise due diligence in the billing and collection of such premiums in order to avoid providing coverage without receipt of premium.

(c) Return Premiums and Commissions. If Company is required to refund premiums under any Policy or by reason of any cancellation, reduction in coverage, change in Regulations, or otherwise, either during or after the term of this Amended and Restated Agreement, General Agent shall refund return commissions at the same rate at which such commissions were originally allowed to General Agent in accordance with the Commission Schedule Addendum.

6.6 Claims.

(a) Claims Administration. General Agent, or its designated third party claims administrator approved by Company, shall have authority to settle all claims arising out of or in connection with business placed with Company under this Amended and Restated Agreement and to set losses, Loss Adjustment Expenses and incurred but not reported reserves on Policies according to accepted statutory accounting principles, actuarial loss reserving standards, Regulations, and guidelines and standards established by Company, subject to review and adjustment by Company. Company reserves ultimate decision-making authority with respect to any claim or dispute concerning claims settlement and may, at its sole option and discretion, re-assume any or all claims settlement, administration or oversight responsibilities and authority from General Agent.

(b) Per Claim Limit of Authority. The authority of General Agent to settle claims shall be limited to $30,000, without the prior approval of Company.

(c) Claims Reporting. General Agent shall submit a report to Company within 30 days of General Agent’s receipt of notice of any claim involving:

(i)	a coverage dispute;

(ii)	a demand in excess of policy limits; or

(iii)	an allegation of bad faith or a violation of any Deceptive Trade Practices, Claims Settlement Practices or other similar Regulation;

(iv)	reserves set by General Agent in excess of $[**]; or

(v)	a fatality, spinal cord injuries with paralysis, brain damage, severe burn injuries resulting in disfigurement or scarring, massive internal injuries affecting body organs (e.g., heart, lungs), multiple fractures, amputations, total or partial blindness in one or both eyes, nerve damage causing paralysis and loss of sensation in arm and hand, permanent disabilities, sexual molestation or abuse, or environmental related damage or injury.

(d) Outside Adjusters. General Agent may appoint, subject to the approval of Company, appropriate claims adjustment contractors to handle certain investigations and settlements relating to claims under Policies.

(e) Unrelated Claims Expense. Any claims administration or loss adjustment expenses not directly connected with the settlement of losses under Policies, or recovery by way of salvage or subrogation, shall be incurred solely by General Agent, unless specifically authorized in writing by Company.

(f) Company Checks. Payment of losses under Policies shall be made on checks in the name of Company, and General Agent shall be responsible for the safekeeping of all checks of Company used for payment purposes and, with respect to the same, shall:

(i)	notify Company immediately of any irregularities, theft, disappearance, or destruction of checks; and

(ii)	ensure that all checks are sequentially numbered and issued in order, with all voided checks properly marked and accounted for.

(g) Establishment of Loss Reserves. General Agent shall establish, subject to review and adjustment by Company in its absolute discretion, claim and loss reserves with respect to the Policies, including reserves for Loss Adjustment Expenses, incurred but not reported losses and losses reported but not paid.

6.7 Limitation of Advertising Authority - Misrepresentations. General Agent shall have no advertising authority whatsoever with respect to Policies. General Agent shall not use Company’s name or logo in any advertising or public manner of any nature without specific authorization from Company

6.8 Reinsurance Underwriting Authority. General Agent shall have no reinsurance underwriting authority unless such authority is expressly authorized in writing by Company.

6.9 Suspension of Authority.

(a) Company shall have the unilateral right, exercisable in its sole and absolute discretion, to suspend the authority granted to General Agent pursuant to this Amended and Restated Agreement during the pendency of (i) any dispute between Company and General Agent arising out of or in connection with any alleged breach or failure of performance of General Agent under this Amended and Restated Agreement, including, but not limited to General Agent’s (1) failure to follow or adhere to limitations on its underwriting authority, (2) unauthorized delegation of binding

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authority, (3) failure to follow or adhere to claims handling guidelines of Company, or (4) impairment of General Agent’s resources to perform or (ii) any dispute between Republic Underwriters Insurance Company and reinsurers under the Retrocession Agreement, as hereinafter defined. Company’s suspension of the authority of General Agent under this Amended and Restated Agreement exercised in good faith shall [**].

(b) Company has and retains the right, exercisable in its sole and absolute discretion, to restrict the premium volume of the business produced by General Agent under this Amended and Restated Agreement at any time.

6.10 Monthly Reporting and Remittance.

(a) Upon Company’s request, General Agent shall submit an accounting to Company on a monthly basis detailing all transactions for or on behalf of Company, and shall include a statement of written, earned, and Unearned Premiums, losses and Loss Adjustment Expenses paid and outstanding, Losses Incurred but not reported, fees, and such other information as may be required by Company. Such accounting must be received by Company not later than 30 days from the close of the month being accounted for. This requirement may be satisfied, in those instances in which Company is responsible for the rendering of accounts on the basis of information provided by General Agent, by General Agent’s confirmation of such accounting within the time specified in this Section 6.10.

(b) General Agent shall remit all funds due Company, [**], within [**] days after the close of each month. The Net Written Premiums due Company shall be equal to the Net Written Premiums on Policies for the month, regardless of whether such Net Written Premiums have actually been collected by General Agent except for those Policies that are billed on a direct, installment basis. For all Policies billed on a direct, installment basis, the Net Written Premiums due Company shall be equal to the Collected Net Written Premiums on such Policies for the month. Deductions for commissions and losses paid (including Loss Adjustment Expenses) are allowed to be deducted from the Net Written Premiums due in determining the funds due Company on a monthly basis.

(c) Disallowance of [**]. General Agent shall not be allowed to [**] under this Amended and Restated Agreement [**] General Agent, or any Sub-Agent, or any other insurer represented by General Agent [**], nor shall any [**] Company [**] Company, except [**] as might be [**] General Agent and Company [**] this Amended and Restated Agreement.

6.11 Record Keeping and Audit Requirements. General Agent shall keep separate records of the business written or transacted for or on behalf of Company and that of each other insurer represented by General Agent, including separate underwriting files. All records on business produced by General Agent under this Amended and Restate Agreement shall be retained and maintained by General Agent in good condition for a period at least equal to the minimum period required by Regulations or a period no less than seven years, whichever is longer. The record retention period of a Policy shall begin with the latest of the expiration date of the Policy or the claim settlement date. As regards claim records involving minor claimants, the record retention period shall begin when the minor reaches majority. Company retains the right to control record destruction on business produced by General Agent under this

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Agreement, including hardcopy and electronic records. When records are scheduled for destruction by General Agent, all records shall be delivered to Company as requested along with an approved detailed log that fully describes such records. Such records shall be the joint property of Company and General Agent.

6.12 Scheduled Audits and Examinations.

(a) Company and its designated representatives shall be afforded full and complete access to General Agent’s records for the purpose of auditing General Agent with respect to all transactions arising out of or in connection with any business written by General Agent or any Sub-Agent under this Amended and Restated Agreement, including any underwriting, claims, financial or accounting files of General Agent, upon 24 hours notice and during the regular business hours of General Agent. Company shall conduct such audits at least semi-annually, and otherwise within 90 days of the close of any 30 day period in which Company’s aggregate premium volume increases by 30% or more, where General Agent writes more than 20% of Company’s aggregate premium volume, and General Agent has itself experienced an increase of 20% or more in its own premium volume produced within the same 30 day period. Copies of such audits shall remain on file with Company for at least three years and be available to regulators for review.

(b) Minimum Scope of Required Audits. Any audit conducted by Company shall include, at a minimum, a review of the following information or elements:

(i)	General Agent’s claims procedures and claims handling practices;

(ii)	timeliness of claim payments and the lag-time between the date a claim is reported and the date it is paid;

(iii)	timeliness of General Agent’s reporting of new business to Company;

(iv)	timeliness of General Agent’s remittance of monies due Company;

(v)	General Agent’s premium accounting for the business written for or on behalf of Company;

(vi)	reconciliation of General Agent’s policy forms and check or draft inventory; and

(vii)	compliance with underwriting guidelines set forth in this Amended and Restated Agreement.

6.13 Changes in Ownership or Control. General Agent shall notify Company in writing within three business days of:

(a) any change in ownership of 10% or more of the outstanding stock of General Agent;

(b) any change in ownership of 10% or more of the outstanding stock of any entity that directly or indirectly owns or controls General Agent;

(c) any change of a principal officer of General Agent;

(d) any change of a director of General Agent: or

(e) the transfer, sale or pledge of 25% of the assets of General Agent.

6.14 Term, Renewal and Termination of Agreement.

(a) This Amended and Restated Agreement shall be in effect for a period of 36 months (the “Amended and Restated Initial Term”) from the Effective Date, and, unless and until terminated in accordance with the provisions of subsection (b) below, shall renew from year-to-year thereafter for so long as the license or certificate of authority of General Agent remains in full force and effect.

(b) This Amended and Restated Agreement:

(i)	shall be canceled immediately upon the expiration or termination of the license or certificate of authority issued to General Agent.

(ii)	may be terminated by either party (the “non-defaulting party”) if the other party (the “defaulting party”) defaults in the performance of this Amended and Restated Agreement or materially breaches any of its provisions, by the non-defaulting party giving thirty (30) days prior written notification of termination to the defaulting party. If such default is not cured within such 30 day period of time, then this Amended and Restated Agreement shall automatically terminate without the need for any further action or notice.

(iii)	may be terminated by Company upon a change in ownership or control of General Agent as set forth in Section 6.13.

(iv)	may be terminated by either party by sending written notice to the other party at least 90 days prior to the end of the Amended and Restated Initial Term, or the end of any renewal term thereafter, to be effective as of the end of such applicable term.

(c) From or after the receipt by either party of notice of the other party’s intent to terminate this Amended and Restated Agreement, General Agent shall have no authority to issue any Policy without prior written consent of Company.

(d) No exercise of its right to terminate this Amended and Restated Agreement, by either party, shall give rise to any right, claim, or cause of action in the other party for any loss of prospective profits, commissions, earnings, income, or for any other damage to the business or personal interests of the parties arising therefrom.

(e) Failure by either party to exercise any rights under this Section 6.14 shall not constitute a waiver of such future rights which may arise from time to time.

6.15 Agent’s Right to Expirations. In the event of termination of this Amended and Restated Agreement, General Agent shall promptly account for and pay over to Company all sums for which it is liable to Company and otherwise perform all duties and obligations imposed hereunder, then General Agent’s records and use and control of expirations shall remain the property of General Agent and be left in its undisputed possession; otherwise, all records in any form whatsoever required by Company to administer Policies and all duties and obligations thereunder and use and control of expirations shall be vested in Company, until such time as General Agent has accounted for and paid over to Company all sums due Company and otherwise performed all duties and obligations imposed upon it under the terms of this Amended and Restated Agreement.

6.16 Privacy Protection. General Agent shall follow, at its expense, all requirements and obligations imposed upon General Agent by applicable privacy Regulations and this Amended and Restated Agreement. General Agent shall adopt a privacy policy regarding such matters and shall keep such disclosure current at all times. Any contract entered into by General Agent with third parties arising from or related to this Amended and Restated Agreement or the business produced hereunder shall contain the contractual provisions required by privacy Regulations. Neither General Agent nor Company shall use or disclose any nonpublic personal information furnished to it by the other party other than to carry out the purposes set forth in this Amended and Restated Agreement for which such party disclosed such information. For purposes of this Amended and Restated Agreement, nonpublic personal information means nonpublic personal financial information and nonpublic personal health information as those terms are defined in applicable Regulations, including the Gramm-Leach-Bliley Act (Financial Services Modernization Act of 1999) and comparable state Regulations. Nonpublic personal financial information includes personally identifiable financial information; and any list, description or other grouping of consumers (and publicly available information pertaining to them) that is derived using any personally identifiable financial information that is not publicly available. Nonpublic personal health information includes health information that identifies an individual who is the subject of the information or with respect to which there is a reasonable basis to believe that the information could be used to identify an individual.

6.17 Communications with Regulators. Each party hereto shall, immediately upon its receipt, send to the other party all communications or copies of communications received from insurance departments or other regulatory authorities, including complaints, related to the business written pursuant to this Amended and Restated Agreement. General Agent shall cooperate with Company in responding to such communications and shall provide the detail information necessary for Company to respond to such communications in a complete and timely manner. Company, not General Agent, shall correspond directly with regulatory authorities regarding such communications.

6.18 Data Calls. As regards all statistical calls, whether recurring or not, General Agent shall submit to Company in a timely manner the information and data necessary to allow Company to report General Agent’s data in compliance with such data calls. All expenses incurred in connection with such calls shall be the responsibility of General Agent.

Article 7 – [**] Agreement

7.1 GENERAL AGENT SHALL [**].

7.2 This Article 7 shall not apply to any action or lack of action by General Agent taken or not taken at the sole written direction of Company.

Article 8 – Errors and Omissions Insurance; Fidelity Insurance

8.1 General Agent shall maintain an errors and omissions insurance policy issued by an insurance company approved by Company with policy limits no less than $[**] and a deductible no greater than $250,000.

8.2 General Agent shall maintain a fidelity insurance policy issued by an insurance company approved by Company with policy limits no less than $[**] and a deductible no greater than $5,000.

8.3 General Agent shall furnish Company copies of policies naming Company as additional insured, including declaration pages, of insurance required under this Article 8. Copies of all amendments or changes to the terms of such policies, including renewals, shall be immediately provided to Company.

[**]	CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Article 9 – Reinsurance

9.1 All of the business as described in the Schedule of Authorized Business Addendum shall be reinsured under certain Quota Share Reinsurance Agreements between Republic Underwriters Insurance Company and Company (the “Reinsurance Agreements”), and a portion of such reinsured business may be retroceded by Republic Underwriters Insurance Company to other reinsurers under quota share reinsurance agreements (the “Retrocession Agreement”).

9.2 General Agent shall comply with all terms and conditions of any such Reinsurance Agreements and Retrocession Agreement as though such terms were fully set forth herein and made a part of this Amended and Restated Agreement. ANY VIOLATION BY GENERAL AGENT OF THE TERMS OR CONDITIONS OF ANY REINSURANCE AGREEMENTS OR RETROCESSION AGREEMENT, INCLUDING, BUT NOT LIMITED TO, BINDING COVERAGE BEYOND THE COVERAGES SPECIFIED IN THE SCHEDULE OF AUTHORIZED BUSINESS ADDENDUM, RESULTING IN ANY DIMINUTION OF ANY REINSURER’S LIABILITY TO COMPANY SHALL BE THE SOLE RESPONSIBILITY OF GENERAL AGENT, AND GENERAL AGENT SHALL [**]. COMPANY SHALL PROVIDE GENERAL AGENT WITH A COPY OF ALL APPLICABLE REINSURANCE AGREEMENTS AND RETROCESSION AGREEMENT, AND COMPANY’S FAILURE TO PROVIDE SUCH COPIES SHALL RELIEVE GENERAL AGENT OF ANY OBLIGATION TO [**] WITH THE TERMS AND CONDITIONS THEREOF.

9.3 General Agent shall not have the authority to collect a payment from any Reinsurer or to commit Company to any claim settlement with any Reinsurer.

Article 10 - Miscellaneous Provisions

10.1 Place of Performance. All obligations of General Agent under this Amended and Restated Agreement, including payment of premiums and other sums to become due hereunder, are performable at the office of Company, in Dallas, Texas.

10.2 Whole Agreement. This Amended and Restated Agreement constitutes the entire agreement and understanding of the parties and supersedes and replaces all previous agreements and understandings of the parties with respect to the subject matter of this Amended and Restated Agreement.

10.3 Modifications. General Agent shall have no authority to effect any modification of this Amended and Restated Agreement for or on behalf of Company, and no modification of this Amended and Restated Agreement shall be binding upon either party unless such modification is evidenced by a writing, including the effective date thereof, signed by the party to be bound thereby.

10.4 Severability. If any clause, paragraph, term, or provision of this Amended and Restated Agreement shall be held or declared void or otherwise unenforceable by any court or other tribunal of competent jurisdiction, the same shall be deemed severed, and such holding or declaration shall have no effect upon any other clause, paragraph, term, or provision of this Amended and Restated Agreement, and this Amended and Restated Agreement shall otherwise continue in and be given full force and effect.

[**]	CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

10.5 Non-Waiver. No waiver of any breach or violation of any clause, paragraph, term, or condition of this Amended and Restated Agreement shall be deemed a waiver of any subsequent breach or violation of the same, nor shall the same be deemed waived unless such waiver is evidenced by a writing signed by the party being charged therewith.

10.6 Signing Authority. The persons signing this Amended and Restated Agreement on behalf of the parties warrant, covenant, and represent that they are duly authorized to execute this Amended and Restated Agreement on behalf of the parties for whom they are signing.

10.7 Assignment. General Agent shall not directly or indirectly assign its rights and obligations under this Amended and Restated Agreement in whole or in part without the prior written approval of Company.

10.8 Notices. Any notice provided for under this Amended and Restated Agreement by either party to the other shall be in writing and may be effected by personal delivery in writing or certified mail, return receipt requested.

Notice to General Agent shall be sufficient if made or addressed to:

                                         , President

Texas General Agency, Inc.

_________________________

                                , Texas

Notice to Company shall be sufficient if made or addressed to:

                                         , President

The Republic Group

5525 LBJ Freeway

Dallas, Texas 75240-6241

Each party may change the address at which notice may be sent to that party by giving notice of such change to the other party in accordance with the provisions of this Section.

IN WITNESS WHEREOF, each party hereto has executed this Amended and Restated Agreement as of the dates set forth below.

Republic Lloyds		Republic-Vanguard Insurance Company

By:	/s/ John E. Fulton	By:	/s/ John E. Fulton
Its:	Vice President	Its:	Vice President
Date:	2-17-06	Date:	2-17-06

Southern County Mutual Insurance Company		Southern Insurance Company

By:	/s/ John E. Fulton	By:	/s/ John E. Fulton
Its:	Vice President	Its:	Vice President
Date:	2-17-06	Date:	2-17-06

Texas General Agency, Inc.

By:	/s/ Sam Cangelosi
Its:	President
Date:	2-9-06

Authorized Business Addendum

This Authorized Business Addendum is incorporated into and made a part of the Amended and Restated Managing General Agency Agreement as of the effective date shown below.

A. The maximum annual Net Written Premium volume which General Agent has authority to place with Company shall be $[**]. Such Net Written Premium shall be charged in accordance within rating plans filed by Company and, where required by Regulations, approved by state insurance department regulators in the states for which General Agent has authority to place business with Company. Policy cancellations shall be in accordance with Regulations governing such transactions. The maximum Policy terms for which General Agent has authority shall be 12 months. Ultimate control of Policy issuance rests within Company and is hereby delegated to General Agent until such time that Company notifies General Agent in writing that Policy issuance authority is withdrawn.

B. The maximum original Policy limits of liability for which General Agent shall have authorization to bind Company (exclusive of loss in excess of Policy limits or extra contractual obligations) shall be as follows, or so deemed:

1.	Fire, Allied Lines and Commercial Property, $[**] each risk;

2.	Glass, $[**] each risk;

3.	Dwelling Fire/Homeowners/Mobile Homeowners, $[**] (Building only);

4.	Inland Marine, $[**] each item;

5.	General Liability, $[**] each occurrence, $[**] in the aggregate;

6.	Liquor Liability, $[**] each common cause, $[**] in the aggregate;

7.	Comprehensive Personal Liability and Section 11 of Homeowners and Mobile Homeowners, $[**] each occurrence;

8.	As respects Private Passenger Automobile Liability:

a.	Bodily Injury Liability, $[**] each person, $[**] each occurrence;

b.	Property Damage Liability, $[**] each person, $[**] each occurrence;

c.	Uninsured/Underinsured Motorists, $[**] each person, $[**] each occurrence as respects Bodily Injury Liability, and $[**] each occurrence as respects Property Damage Liability;

d.	Medical Payments, $[**] each person;

e.	Personal Injury Protection, $[**] each person.

9.	As respects Commercial Automobile Liability:

a.	As respects taxis, rental cars and vehicles used in “fast food” delivery, Bodily Injury and Property Damage Liability (Combined Single Limit), $[**] each occurrence:

b.	As respects sand and gravel haulers, dump trucks (unless incidental to businesses

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not normally involved in dump operations), wreckers, buses (not used in public livery), redi-mix, bulk oil haulers and vacuum trucks, Bodily Injury and Property Damage Liability (Combined Single Limit), $[**] each occurrence;

c.	As respects all classes not covered in subparagraphs a and b above, Bodily Injury and Property Damage Liability (Combined Single Limit), $[**] each occurrence;

d.	As respects taxis, rental cars and vehicles used in “food delivery, Uninsured/Underinsured Motorists, $[**] each occurrence;

e.	As respects sand and gravel haulers, dump trucks (unless incidental to businesses not normally involved in dump operations), wreckers, buses (not used in public livery), redi-mix, bulk oil haulers and vacuum trucks, Uninsured/Underinsured Motorists, $[**] each occurrence;

f.	As respects all classes not covered in subparagraphs d and e above, Uninsured/Underinsured Motorists, $[**] each occurrence;

g.	Medical Payments, $[**] each person;

h.	Personal Injury Protection, $[**] each person.

10.	As respects Garage Liability:

a.	Bodily Injury and Property Damage Liability (Combined Single Limit), $[**] each occurrence;

b.	Uninsured/Underinsured Motorists, $[**] each occurrence;

c.	Medical Payments, $[**] each person;

d.	Personal Injury Protection, $[**] each person.

11.	Garagekeepers’ Legal Liability, $[**] each vehicle;

12.	As respects Automobile Physical Damage:

a.	Private Passenger Automobile, $[**] each vehicle;

b.	Automobile rental reimbursement, $[**] each day, $[**] each occurrence;

c.	Towing and labor, $[**] each occurrence;

d.	Commercial Automobile, $[**] each vehicle or any tractor/trailer combination;

e.	Dealer Open Lot (owned vehicles), Bodily Injury and Property Damage Liability (Combined Single Limit), $[**] each occurrence.

C. The Automobile Liability amounts shown in paragraph B shall be extended to follow a Policy Issuing Company’s Policy if the Policy Issuing Company’s loss is greater than one or more of said amounts because its Policy includes or is deemed to include:

1.	So-called “Out of State Insurance” provisions;

2.	Limits of liability required under Section 30 of the motor carrier Act of 1980 and/or any amendments thereto.

D. Company shall be the sole judge of what constitutes one risk, one vehicle or one Policy.

[**]	CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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E. Notwithstanding the authorized lines of business listed above, General Agent is specifically prohibited from writing the following classes and lines of business:

1.	General Liability Classes:

a.	Amusement parks or devices, carnivals or circuses, professional sports events, arenas, grandstands stadiums or underground tourist attractions;

b.	Manufacturing, packing, handling, shipping or storage of explosives, explosive substances intended for use as an explosive, ammunitions, fuses, arms magnesium or fireworks;

c.	Electricity, gas or public utilities companies, gas or public utilities works or gas lease operations as per Code 98150 in the ISO Manual;

d.	liquefied petroleum gas;

e.	Production, storage, refining manufacture or distribution of petroleum and its products, except retail fuel oil distribution or operation of retail gasoline service stations, and garages;

f.	Stevedoring;

g.	Tunneling;

h.	Wrecking of structures over three stories in height or marine wrecking;

i.	Offshore or subaqueous work;

j.	All marine exposures/occupations, including but not limited to marine wrecking, diving, stevedores. Terminal operations and on-water boat building and/or boat repair;

k.	Underground mining or quarrying;

l.	Bridge, coffer dams, caisson or tower construction, steeple and chimney shaft work, except residential chimney sweeps;

m.	Pharmaceutical manufacturing;

n.	Production of moving pictures;

o.	Watercraft:

i.	If the watercraft has inboard or inboard-outboard motor power of [**] horsepower or greater;

ii.	If a sailing vessel (with or without auxiliary power) is [**] feet or more in overall length; or

iii.	If powered by any outboard motor(s) singly or in combination of more than [**] total horsepower.

p.	Business involved in the manufacturing, repair or rental of ladders, scaffolds and sporting goods;

q.	Discrimination and Wrongful Termination coverage as it applies to Personal Injury Liability;

r.	Products Liability coverage for:

i.	Toys and athletic equipment manufacturing;

ii.	Manufacturing of automobiles, trucks and farming equipment;

ii.	Feed and fertilizer manufacturing.

s.	Blasting;

t.	Municipalities, School Boards or Public Entities;

u.	Landfills and Dumps.

2.	Asbestos/Asbestosis Liability.

3.	Aviation business, including aircraft manufacturing.

4.	Pools, Associations and Syndicates, except if participation or liability arises as the result of business written hereunder and except losses from Assigned Risk Plans.

[**]	CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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5.	Boiler and Machinery business.

6.	Errors and Omissions insurance, including Broadcasters.

7.	Directors and Officers insurance.

8.	Professional and/or Professional Malpractice Liability, except beauty shops and barber shops when written in conjunction with Premises Operations Liability.

9.	Fidelity and Surety business.

10.	Accident and Health.

11.	Security and Exchange Act Liability.

12.	Products Liability when written as such, but not to exclude the General Agent’s “Specialty Products” business.

13.	Workers’ Compensation and Employers Liability business, including Maritime Employers Liability.

14.	Loss or damage arising from pollution and environment impairment, except (a) the pollution endorsement attached to policies written on exterminator risks, as required by the Texas Structural Pest Control Board or other applicable sate regulatory authority requirements, and (b) the Motor Carrier Act of 1980 Endorsement (MCS 90) or other applicable state regulatory authority requirements.

15.	Insurance covering property damage hazards described in the Manufacturers’ and Contractors’ Liability Manual of the Insurance Services Office under a classification code number which includes the symbols “d” and “e.”

16.	Insurance covering damages claimed for the withdrawal, inspection, repair, replacement or loss of the use of the insured’s products or of any property of which such products form a part, or if such products or property are withdrawn from the market or from use because of known or suspected defect or deficiency therein.

17.	Insurance written for governmental bodies to afford protection against Bodily Injury Liability or Property Damage Liability arising out of riot, civil commotion or mob action, or out of any act or omission in connection with the prevention or suppression or any riot, civil commotion or mob action.

18.	Liquor Liability business as respects:

a.	Bars, except as an incidental part of a restaurant;

b.	Taverns:

c.	Sports bars, except where liquor sales are [**]% or less;

d.	Special events;

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e.	Amusement parks;

f.	Clubs with alcohol sales, including but not limited to VFW Posts, Elks Clubs, etc.;

g.	Hotels/motels.

19.	Excess or Umbrella Liability and accounts written with deductibles or Self Insured Retentions of $[**] or more.

[Signature Page Follows]

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IN WITNESS WHEREOF, each party hereto has executed this Addendum to be effective as of January 1, 2006.

Republic Lloyds		Republic-Vanguard Insurance Company

By:	/s/ John E. Fulton	By:	/s/ John E. Fulton
Its:	Vice President	Its:	Vice President

Southern County Mutual Insurance Company		Southern Insurance Company

By:	/s/ John E. Fulton	By:	/s/ John E. Fulton
Its:	Vice President	Its:	Vice President

Texas General Agency, Inc.

By:	/s/ Sam Cangelosi
Its:	President

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Commission Schedule Addendum

This Commission Schedule Addendum is incorporated into and made a part of the Amended and Restated Managing General Agency Agreement as of the effective date shown below.

Minimum and Provisional Commission

General Agent shall be allowed to withhold Minimum and Provisional Commission of [**]% of Net Written Premium provided General Agent is not in default of terms contained in this Amended and Restated Agreement. Out of the [**]% Minimum and Provisional Commission, General Agent shall pay Company each month:

a)	Fronting fee of [**]% on Net Written Premiums

b)	Premium taxes at a provisional rate of 1.75% of Net Written Premium and Policy Fees. The provisional rate of 1.75% will be adjusted to equal Company’s actual premium tax rate as soon as practicable after Company files its annual premium tax return with the state in which business is written. Company shall calculate the actual premium tax rate and prepare a statement indicating amounts due to or from General Agent. The payment of actual amounts shall be made by the owing party within thirty days (30) of the calculations.

IN WITNESS WHEREOF, each party hereto has executed this Addendum to be effective as of January 1, 2006.

Republic Lloyds		Republic-Vanguard Insurance Company

By:	/s/ John E. Fulton	By:	/s/ John E. Fulton
Its:	Vice President	Its:	Vice President

Southern County Mutual Insurance Company		Southern Insurance Company

By:	/s/ John E. Fulton	By:	/s/ John E. Fulton
Its:	Vice President	Its:	Vice President

Texas General Agency, Inc.

By:	/s/ Sam Cangelosi
Its:	President

[**]	CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Commission Schedule Addendum January 1, 2006	1

Contingent Commission Schedule Addendum

This Contingent Commission Schedule Addendum is incorporated into and made a part of the Amended and Restated Managing General Agency Agreement as of the effective date shown below.

A. The provisional commission allowed General Agent shall be adjusted for each Underwriting Year in accordance with the provisions set forth herein. The adjusted commission rate shall be calculated as follows and be applied to Premiums Earned for the Underwriting Year under consideration:

1. Company shall allow General Agent a minimum provisional commission of [**]% of Premiums earned on Policies during an Underwriting Year for the term of this Amended and Restated Agreement.

2. If the Loss Ratio for an Underwriting Year is less than [**]% but at least [**]%, Company shall allow General Agent an additional commission percentage equal to the difference in percentage points between a Loss Ratio of [**]% and the actual Loss Ratio percentage for the Underwriting Year; provided, however, the maximum total commission percentage shall not exceed [**]%.

B. If the Loss Ratio for any Underwriting Year is greater than [**]%, the difference in percentage points between the actual Loss Ratio and [**]% shall be multiplied by Premiums Earned for the Underwriting Year and the product shall be carried forward to the next Underwriting Year as a debit to Losses Incurred. If the Loss Ratio for any Underwriting Year is less than [**]%, the difference in percentage points between [**]% and the actual Loss Ratio shall be multiplied by Premiums Earned for the Underwriting Year and the product shall be carried forward to the next Underwriting Year as a credit to Losses Incurred.

C. Within 45 days after 24 months following the end of each Underwriting Year, and within 45 days after the end of each 12 month period thereafter until all losses subject hereto have been finally settled, Company shall calculate and report the adjusted commission on Premiums Earned for the Underwriting Year.

1. As respects the initial calculation for each Underwriting Year, if the adjusted commission for each Underwriting Year on Premiums Earned is greater than commissions previously allowed by Company on Premiums Earned for the Underwriting Year, Company shall remit [**]% of the difference to General Agent as promptly as possible after receipt and verification of Company’s report.

2. As respects the second and subsequent calculation for each Underwriting Year, if the adjusted commission on Premiums Earned is greater than commissions previously allowed by Company on Premiums Earned for the Underwriting Year, Company shall remit the difference to General Agent as promptly as possible after receipt and verification of Company’s report.

[Signature Page Follows]

[**]	CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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IN WITNESS WHEREOF, each party hereto has executed this Addendum to be effective as of January 1, 2006.

Republic Lloyds		Republic-Vanguard Insurance Company

By:	/s/ John E. Fulton	By:	/s/ John E. Fulton
Its:	Vice President	Its:	Vice President

Southern County Mutual Insurance Company		Southern Insurance Company

By:	/s/ John E. Fulton	By:	/s/ John E. Fulton
Its:	Vice President	Its:	Vice President

Texas General Agency, Inc.

By:	/s/ Sam Cangelosi
Its:	President

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